Exhibit 99.1


          RARE Hospitality International Reports Financial Results for
                            Third Quarter Fiscal 2006


     ATLANTA--(BUSINESS WIRE)--Oct. 25, 2006--RARE Hospitality International, Inc. (NASDAQ: RARE) today announced financial results for the third quarter and nine months ended October 1, 2006. Net earnings from continuing operations per diluted share for the third quarter were $0.13, including asset impairment and other charges of $0.14, compared with $0.28 for the third quarter of fiscal 2005. Excluding these charges, adjusted net earnings from continuing operations were $0.27 per diluted share for the third quarter of fiscal 2006. See page 6 for a reconciliation of all non-GAAP measurements to GAAP financial results discussed in this news release.

     Philip J. Hickey, Jr., Chairman and Chief Executive Officer of RARE, commented, "Our third quarter results reflect a difficult economic environment; however, we are encouraged because operating momentum and performance improved sequentially each month throughout the quarter. The substantial decline in gasoline prices from their record high levels and the stabilization of interest rates should improve the outlook for casual dining sales growth in the fourth quarter."

     Other results for the third quarter and first nine months of fiscal 2006 include:

     -- Revenues for the third quarter of fiscal 2006, a 13-week period, increased 13.2% to $228,059,000 from $201,489,000 for the third quarter of fiscal 2005, a 13-week period. Both of these comparable quarters exclude revenues from the Bugaboo Creek Steak House concept.

     -- Net earnings from continuing operations for the third quarter of fiscal 2006 were $4,507,000, or $0.13 per diluted share, including a previously announced Financial Accounting Standard ("FAS") No. 144 asset impairment charge of $4,946,000 ($3,057,000 or $0.09 per diluted share after tax), and the impact of the adoption of both FAS No.123R, Share-Based Payment, and Financial Accounting Standards Board ("FASB") Staff Position 13-1, Construction Period Rent, together totaling $0.05 per diluted share for the quarter.

     -- Due to the decision to exit the Bugaboo Creek business, the Company reported a loss from discontinued operations of $8,006,000, or $0.23 per diluted share, for the third quarter of fiscal 2006. This loss included a FAS No. 144 asset impairment charge of $12,280,000 ($7,982,000 or $0.23 per diluted share after tax). These results compared with a loss from discontinued operations of $170,000 for the third quarter of fiscal 2005.

     -- Primarily due to the loss associated with the decision to exit the Bugaboo Creek business, the Company's net loss for the third quarter of fiscal 2006 was $3,499,000, or $0.10 per diluted share, compared with net earnings of $9,588,000, or $0.28 per diluted share, for the third quarter of fiscal 2005.

     -- Revenues for the first nine months of fiscal 2006, a 40-week period, increased 17.8% to $727,045,000 from $617,066,000 for the first nine months of fiscal 2005, a 39-week period. Both of these comparable periods exclude revenues from the Bugaboo Creek concept.

     -- Net earnings from continuing operations for the first nine months of 2006 were $34,544,000, or $1.00 per diluted share, which included the impact of FAS No. 144, FAS No.123R and FASB Staff Position 13-1, totaling $0.23 per diluted share for the period. Excluding this impact, adjusted net earnings from continuing operations for the first nine months of fiscal 2006 were $1.23 per diluted share.

     Operating highlights for the Company's continuing operations follow.

     LongHorn Steakhouse - LongHorn Steakhouse revenues for the third quarter of fiscal 2006 were $180,414,000, up 11.8% from the third quarter of fiscal 2005. This increase is attributable to the growth in the number of the Company's LongHorn Steakhouse restaurants in operation to a total of 261 at the end of the third quarter of fiscal 2006, an increase of 13.0% from 231 at the end of the third quarter of fiscal 2005. Longhorn's same-store sales for the third quarter of fiscal 2006 declined 0.3% from the third quarter of 2005. Having opened eight restaurants during the third quarter of fiscal 2006, LongHorn plans to open five additional restaurants during the current quarter, bringing the total planned openings for all of fiscal 2006 to 30 Company-owned restaurants.

     The Capital Grille - Revenues rose 20.0% for the Capital Grille for the third quarter of fiscal 2006 compared with the third quarter of fiscal 2005, driven in part by growth in same-store sales for the comparable periods of 7.4%. As a result of this performance, the Capital Grille has now produced growth in same-store sales for 18 consecutive quarters. The Capital Grille opened two restaurants during the third quarter of 2006, raising the total number in operation to 26 at the end of the quarter compared with 22 at the end of the third quarter of fiscal 2005. The Capital Grille has opened three restaurants in fiscal 2006 and has completed its development plans for the year.

     Financial Guidance

     Fourth-Quarter Fiscal 2006

     -- RARE today established its guidance for net earnings from continuing operations per diluted share for the fourth quarter of fiscal 2006 in a range of $0.41 to $0.43, which includes the impact of the adoption of both FAS No.123R, Share-Based Payment, and FASB Staff Position 13-1, Construction Period Rent, expected to total $0.05 per diluted share for the quarter. The Company's guidance for the fourth quarter of fiscal 2006 is based on an assumed range of same-store sales of 1% to 2% for LongHorn Steakhouse and 3% to 4% for the Capital Grille, as well as the implementation of the Company's restaurant opening plans discussed above.

     -- Excluding the impact of the adoption of FAS No.123R and FASB Staff Position 13-1, RARE's guidance for adjusted net earnings from continuing operations per diluted share for the fourth quarter of fiscal 2006 is in a range of $0.46 to $0.48.

     Full-Year Fiscal 2006

     -- Based on its performance for the first nine months of fiscal 2006 and its outlook for the fourth quarter of the fiscal year, RARE today provided guidance for net earnings from continuing operations per diluted share for fiscal 2006, a 53-week period, in a range of $1.41 to $1.43. This guidance includes the impact of the FAS No. 144 asset impairment charge of $0.09 incurred in the third quarter of fiscal 2006, as well as the adoption of both FAS No.123R and FASB Staff Position 13-1, expected to total $0.18 per diluted share for fiscal 2006.

     -- Excluding the impact of the FAS No. 144 charge and the adoption of FAS No.123R and FASB Staff Position 13-1, RARE's guidance for adjusted net earnings from continuing operations per diluted share for fiscal 2006 is in a range of $1.68 to $1.70.

     First-Quarter Fiscal 2007

     -- RARE also today established its guidance for net earnings from continuing operations per diluted share for the first quarter of fiscal 2007 in a range of $0.50 to $0.52. The Company's guidance for the first quarter of fiscal 2007 is based on an assumed range of same-store sales of 1% to 2% for LongHorn Steakhouse and 3% to 4% for the Capital Grille. The Company expects to open 32 to 34 LongHorn Steakhouse restaurants and four Capital Grille restaurants during 2007. Nine to ten LongHorn Steakhouses are expected to open during the first quarter.

     Of course, the statements contained in the preceding paragraphs are forward-looking statements, and the achievement of these targets is dependent not only on RARE's continued execution of its goals, but also on risks and uncertainties listed below that could cause actual results, performance or developments to differ materially from those expressed or implied by these forward-looking statements.

     Conference Call

     RARE Hospitality International will hold a conference call to discuss this release tomorrow, October 26, at 9:00 a.m. Eastern time. Participants will have the opportunity to listen to the conference call over the Internet by going to www.rarehospitality.com and clicking on Investor Relations or by going to www.investorcalendar.com. Participants are encouraged to go to the selected web site at least 15 minutes early to register, download, and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available at these sites shortly after the call through the end of business on January 8, 2007.

     Safe Harbor Provision

     Statements contained in this press release concerning future results, performance or expectations are forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include statements regarding the intent, belief or current expectations of the Company and members of its management team, as well as assumptions on which such statements are based. All forward-looking statements in this press release are based upon information available to the Company on the date of this press release. Forward-looking statements involve a number of risks and uncertainties, and other factors, that could cause actual results, performance or developments to differ materially from those expressed or implied by those forward-looking statements including the following: failure of facts to conform to necessary management estimates and assumptions regarding financial and operating matters; the ability of the Company to effect the sale of its Bugaboo Creek Steak House business on acceptable terms; the ability of the Company to issue the proposed $125 million of long-term debt on acceptable terms and to maintain compliance with the covenants included in such financing; the ability of the Company to repurchase its shares in the expected number and at prices that would be accretive to the Company's financial results; the Company's ability to identify and secure suitable locations for new restaurants on acceptable terms, open the anticipated number of new restaurants on time and within budget, achieve anticipated rates of same-store sales, hire and train additional restaurant personnel and integrate new restaurants into its operations; the continued implementation of the Company's business discipline over a large and growing restaurant base; increases in the cost of construction of new restaurants; unexpected increases in cost of sales or employee, pre-opening or other expenses; the economic conditions in the new markets into which the Company expands and possible uncertainties in the customer base in these areas; fluctuations in quarterly operating results; seasonality; unusual weather patterns or events; changes in customer dining patterns; the impact of any negative publicity or public attitudes related to the consumption of beef or other products sold by the Company; unforeseen increases in commodity pricing; disruption of established sources of product supply or distribution; competitive pressures from other national and regional restaurant chains; legislation adversely affecting the restaurant industry, including (without limitation) minimum wage and mandatory healthcare legislation; business conditions, such as inflation or a recession, or other negative effect on dining patterns, or some other negative effect on the economy, in general, including (without limitation) war, insurrection and/or terrorist attacks on United States soil; growth in the restaurant industry and the general economy; changes in monetary and fiscal policies, laws and regulations; and other risks identified from time to time in the Company's SEC reports, including the annual report on Form 10-K for 2005, quarterly reports on Form 10-Q and its current reports on Form 8-K, registration statements, press releases and other communications. Any forward-looking statement speaks only as of the date it was made and the Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.

     RARE Hospitality International, Inc. currently owns, operates and franchises 328 restaurants, including 268 LongHorn Steakhouse restaurants, 26 Capital Grille restaurants and 32 Bugaboo Creek Steak House restaurants.


                      RARE HOSPITALITY INTERNATIONAL, INC.
                   Unaudited Consolidated Financial Highlights
                      (In thousands, except per share data)

                                                      Nine Months
                                                 ---------------------
                              Fiscal Quarter
                           ---------------------
                              13 Weeks Ended
                           ---------------------  40 Weeks   39 Weeks
                             Oct. 1,   Sept. 25,    Ended      Ended
Statement of Operations                            Oct. 1,   Sept. 25,
 Data:                        2006       2005       2006       2005
                           ----------- --------- ----------- ---------
Revenues:
  Restaurant sales:
     LongHorn Steakhouse     $180,414  $161,430    $575,898  $495,116
     The Capital Grille        45,473    37,891     144,523   115,908
     Specialty concepts         2,007     2,059       6,184     5,712
                           ----------- --------- ----------- ---------
         Total restaurant
          sales               227,894   201,380     726,605   616,736
     Franchise revenues           165       109         440       330
                           ----------- --------- ----------- ---------
         Total revenues       228,059   201,489     727,045   617,066
                           ----------- --------- ----------- ---------
Costs and expenses:
  Cost of restaurant sales     84,055    73,400     265,647   226,030
  Operating expenses -
   restaurants                104,973    91,091     320,831   269,047
  Provision for asset
   impairment                   4,946         -       4,946         -
  Depreciation and
   amortization -
   restaurants                  9,108     7,874      26,855    22,789
  Pre-opening expense           2,627     1,555       7,169     5,454
  General and
   administrative expenses     15,278    12,420      48,511    35,545
                           ----------- --------- ----------- ---------
         Total costs and
          expenses            220,987   186,340     673,959   558,865
                           ----------- --------- ----------- ---------
     Operating income           7,072    15,149      53,086    58,201
Interest expense, net             674       520       1,769     1,171
Minority interest                 (23)       22         102       208
                           ----------- --------- ----------- ---------
  Earnings from continuing
   operations before
   income taxes                 6,421    14,607      51,215    56,822
Income tax expense              1,914     4,849      16,671    18,874
                           ----------- --------- ----------- ---------
  Net earnings from
   continuing operations        4,507     9,758      34,544    37,948
Earnings (loss) from
 discontinued operations,
 net of tax                    (8,006)     (170)     (7,414)      724
                           ----------- --------- ----------- ---------
         Net earnings
          (loss)              $(3,499)   $9,588     $27,130   $38,672
                           =========== ========= =========== =========
Basic earnings per common
 share:
  Continuing operations         $0.13     $0.29       $1.03     $1.12
                           =========== ========= =========== =========
  Net earnings                 $(0.10)    $0.29       $0.81     $1.14
                           =========== ========= =========== =========
Diluted earnings per
 common share:
  Continuing operations         $0.13     $0.28       $1.00     $1.08
                           =========== ========= =========== =========
  Net earnings                 $(0.10)    $0.28       $0.78     $1.10
                           =========== ========= =========== =========
Weighted average common
 shares outstanding:
  Basic                        33,729    33,515      33,624    33,903
                           =========== ========= =========== =========
  Diluted                      34,586    34,602      34,593    35,253
                           =========== ========= =========== =========

                                                   Oct. 1,    Dec 25,
Balance Sheet Data:                                 2006       2005
                                                 ----------- ---------
Cash and short-term
 investments                                         $9,219   $18,310
Total assets                                        647,693   600,925
Long-term debt                                            -         -
Obligations under capital
 leases, net of current
 installments                                        40,493    38,991
Minority interest                                     1,051     1,193
Total shareholders' equity                          463,620   420,721



                      RARE HOSPITALITY INTERNATIONAL, INC.

       Unaudited Reconciliation of Net Earnings from Continuing Operations per Diluted Share to Adjusted Net Earnings from Continuing Operations per Diluted Share


                                                       Nine Months
                                                    ------------------
                                   Fiscal Quarter
                                  -----------------
                                   13 Weeks Ended   40 Weeks 39 Weeks
                                  -----------------  Ended     Ended
                                  Oct. 1, Sept. 25, Oct. 1,  Sept. 25,
                                   2006     2005      2006     2005
                                  ------- --------- -------- ---------
Net earnings from continuing
 operations per diluted share(1)   $0.13     $0.28    $1.00     $1.08
Plus reconciling items (after
 tax):
  FASB Staff Position 13-1(2)       0.01      0.00     0.03      0.01
  FAS 123R(3)                       0.04         -     0.11         -
  FAS 144                           0.09         -     0.09         -
                                  ------- --------- -------- ---------
Adjusted net earnings from
 continuing operations per
 diluted share(4)                  $0.27     $0.28    $1.23     $1.09
                                  ======= ========= ======== =========

       Unaudited Reconciliation of Net Earnings from Continuing Operations per Diluted Share Results and Guidance to Adjusted Net Earnings from
                     Continuing Operations per Diluted Share

                             Fiscal Quarter         Twelve Months
                         ---------------------- ----------------------

                           Guidance               Guidance
                              for                    for
                           13 Weeks    13 Weeks   53 Weeks    52 Weeks
                             Ended      Ended       Ended      Ended
                           Dec. 31,    Dec. 25,   Dec. 31,    Dec. 25,
                             2006        2005       2006        2005
                         ------------- -------- ------------- --------
Net earnings from
 continuing operations
  per diluted share(1)   $0.41 - 0.43    $0.37  $1.41 - 1.43    $1.43
Plus reconciling items
 (after tax):
  FASB Staff Position
   13-1(2)                       0.01     0.01          0.03     0.02
  Estimated FAS 123R(3)          0.04        -          0.15        -
  FAS 144                           -     0.06          0.09     0.06
                         ------------- -------- ------------- --------
Adjusted net earnings
 from continuing
 operations per diluted
 share(4)                $0.46 - 0.48    $0.44  $1.68 - 1.70    $1.51

(1) Represents net earnings from continuing operations per diluted share in accordance with accounting principles generally accepted in the United States (GAAP). Net earnings from continuing operations per diluted share for the periods during fiscal 2006 reflect the adoption of FASB Staff Position 13-1, Construction Period Rent, FAS 123R, Share-Based Payment and FAS 144 asset impairment charges. Net earnings from continuing operations per diluted share for periods during fiscal year 2005 reflect FAS 144 asset impairment charges and the retrospective adoption of FASB Staff Position 13-1. Net earnings from continuing operations per diluted share for the fiscal year 2005 do not reflect any expense related to share-based compensation since FAS 123R was not effective until fiscal 2006.

(2) Beginning effective for fiscal 2006, the Company adopted FASB Staff Position 13-1, as required, which resulted in expensing rent during the construction period of new restaurants. This expense is included in pre-opening expense. The Company adopted the provisions of FASB Staff Position 13-1 using retrospective application. This resulted in the revision of previously issued financial statements as if the provisions of FASB Staff Position 13-1 had always been used. In future filings, financial results will reflect pre-opening expense and rent expense as if rent had always been expensed during the construction period.

(3) Beginning effective for fiscal 2006, the Company adopted FAS 123R, as required, which resulted in expensing of share-based compensation. This expense is reflected in general and administrative expenses. The Company adopted the provisions of FAS 123R using modified prospective application. This results in the recognition of compensation cost for all share-based payments granted after the effective date and all unvested awards granted prior to the effective date of FAS 123R.

(4) RARE believes its calculation of adjusted net earnings from continuing operations per diluted share (the "adjusted results") provides comparability to prior periods. Both management and industry analysts rely on the adjusted results as a better measure of the ongoing operating performance of the Company's continuing restaurants. The Company believes it is useful to investors to provide disclosures of its operating results on the same basis as that used by management and industry analysts. The adjusted results should not be considered as measures of financial performance on a GAAP basis, and the items excluded from them are significant components in understanding and assessing financial performance. Because the adjusted results are not measurements determined in accordance with GAAP and are thus susceptible to varying calculations, they may not be comparable as presented to other similarly titled measures of other companies.


    CONTACT: RARE Hospitality International, Inc.
             W. Douglas Benn, Chief Financial Officer
             770-399-9595